Exhibit 99.4

PRO FORMA FINANCIAL INFORMATION

On July 7, 2005, Nautilus, Inc. (“Nautilus”) completed the acquisition of DashAmerica, Inc. d/b/a Pearl Izumi USA (“Pearl Izumi USA”), pursuant to the agreement and plan of merger dated as of June 17, 2005 (the “Merger Agreement”) by and among Nautilus, Pearl Izumi USA, PI Acquisition Company, Inc. (the “Acquisition Company”), and DAI Escrow Holdings, LLC.

Under the terms of the Merger Agreement, the Acquisition Company merged with and into Pearl Izumi USA, with Nautilus acquiring 100% of the issued and outstanding capital stock of Pearl Izumi USA. The merger consideration consisted of approximately $69.7 million in cash and approximately $4.6 million in assumed debt.

The assets acquired and liabilities assumed in connection with the acquisition of Pearl Izumi USA were recorded at estimated fair values as determined by management based on information currently available and on current assumptions as to future operations. Nautilus has allocated the purchase price based on preliminary estimates of the fair values of the assets and liabilities acquired. Accordingly, the allocation of the purchase price and the assigned estimated useful lives of assets are subject to revision, based on the final determination of appraised and other fair values, and related tax effects.

The unaudited pro forma statements of income have been presented as if the acquisition of Pearl Izumi USA had occurred on January 1, 2004. The unaudited pro forma balance sheet has been presented as if the acquisition of Pearl Izumi USA had occurred on June 30, 2005. The assumptions and adjustments are described in the accompanying notes to the unaudited pro forma financial data. The unaudited pro forma financial data gives effect only to adjustments set forth in the accompanying notes and does not reflect any anticipated future cost savings or other benefits as a result of the acquisition.

The following unaudited pro forma financial data is presented for illustrative purposes only and does not purport to be indicative of actual financial position or results of operations as of or for the dates thereof, or as of or for any other future date, and is not necessarily indicative of what Nautilus’s actual financial position or results of operations would have been had the acquisition been completed on the above-referenced dates.

The unaudited pro forma financial data should be read in conjunction with the Company’s historical consolidated financial statements included in the Nautilus’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, and the historical consolidated financial statements of Pearl Izumi USA, included elsewhere in this Current Report on Form 8-K.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2005

(In Thousands, Except Per Share Data)

	Nautilus, Inc.	Pearl Izumi	Pro Forma Adjustments		Pro Forma Combined
ASSETS

CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$100,349	$1,096	$(69,732	)(A)	$31,713
Trade receivables	58,841	8,813	—		67,654
Inventories	69,924	12,436	—		82,360
Prepaid expenses and other current assets	14,916	143	—		15,059
Deferred tax assets	4,671	518	—		5,189

Total current assets	248,701	23,006	(69,732)		201,975

PROPERTY, PLANT AND EQUIPMENT, net	53,051	1,846	—		54,897

GOODWILL	32,161	—	21,094	(A)	53,255

DEFERRED TAX ASSETS	—	174	—		174

OTHER ASSETS, net	19,297	6,617	26,500	(A), (C)	52,414

TOTAL ASSETS	$353,210	$31,643	$(22,138)		$362,715

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade payables	$49,726	$1,506	$—		$51,232
Accrued liabilities	23,069	2,092	—		25,161
Income taxes payable	5,670	—	—		5,670
Current portion of long-term debt and capital lease obligation	—	900	—		900
Customer deposits	2,811	—	—		2,811

Total current liabilities	81,276	4,498	—		85,774

DEFERRED TAX LIABILITIES	6,880	—	—		6,880

LONG-TERM DEBT	—	3,708	—		3,708

OTHER NONCURRENT LIABILITIES	1,746	—	—		1,746

STOCKHOLDERS’ EQUITY:
Common stock	16,943	116	(116	)(D)	16,943
Additional paid in capital	—	28,006	(28,006	)(D)	—
Unearned stock compensation	(1,034)	—	—		(1,034)
Retained earnings	244,582	(4,358)	5,657	(B), (C), (D)	245,881
Accumulated other comprehensive income	2,817	(327)	327	(D)	2,817

Total stockholders’ equity	263,308	23,437	(22,138)		264,607

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$353,210	$31,643	$(22,138)		$362,715

See notes to unaudited pro forma condensed combined balance sheet.

NAUTILUS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(In Thousands)

The unaudited pro forma condensed combined balance sheet gives effect to the following unaudited pro forma adjustments.

A.	The purchase price was allocated to the assets acquired and liabilities assumed based on management’s estimate of fair values as follows:

Purchase price:
Cash consideration		$69,732
Debt assumed		4,608
Direct acquisition costs		1,499

		75,839
Allocated to:
Cash	1,096
Accounts receivable	8,813
Inventory	12,436
Prepaid expenses	143
Property, plant and equipment	1,846
Other assets	6,617
Deferred tax assets	692
Accounts payable	(1,506)
Accrued liabilities	(2,092)

Estimated fair value of tangible net assets acquired		28,045

Identifiable intangible assets:
Trade Name (indefinite life)	20,700
Customer base (eight year life)	3,400
Developed technology (four year life)	2,400
In process research and development (expensed)	200
Goodwill	21,094

		47,794
Total		$75,839

B.	To accrue direct acquisition costs incurred of $1,499.
C.	As of the date of the acquisition, the development of the in-process research and development projects had not yet reached technological feasibility and the research and development in progress had no alternative future uses. Accordingly, $200 was allocated to these projects which was capitalized and immediately expensed at acquisition.
D.	To eliminate Pearl Izumi historical equity accounts.

Unaudited Pro Forma Condensed Combined Statement of Income

For the six months ended June 30, 2005

(In Thousands, Except Share and Per Share Data)

	Nautilus, Inc.	Pearl Izumi	Pro Forma Adjustments		Pro Forma Combined
NET SALES	$285,969	$30,632	$—		$316,601

COST OF SALES	151,142	16,539	—		167,681

Gross profit	134,827	14,093			148,920

OPERATING EXPENSES:
Selling and marketing	84,899	5,492	—		90,391
General and administrative	23,421	3,448	513	(A)	27,382
Research and development	5,912	894	—		6,806
Royalties	2,655	—	—		2,655

Total operating expenses	116,887	9,834	513		127,234

OPERATING INCOME	17,940	4,259	(513)		21,686

OTHER INCOME (EXPENSE):	1,826	(1,133)	(1,488	)(B)	(795)

INCOME BEFORE INCOME TAXES	19,766	3,126	(2,001)		20,891

INCOME TAX EXPENSE	7,007	1,137	(720	)(C)	7,424

NET INCOME	$12,759	$1,989	$(1,281)		$13,467

BASIC EARNINGS PER SHARE	$0.38				$0.40

DILUTED EARNINGS PER SHARE	$0.38				$0.40

Weighted average shares outstanding:
Basic shares outstanding	33,274,244				33,274,244
Diluted shares outstanding	33,917,339				33,917,339

See notes to unaudited pro forma condensed combined statements of income

Unaudited Pro Forma Condensed Combined Statement of Income

For the year ended December 31, 2004

(In Thousands, Except Share and Per Share Data)

	Nautilus, Inc.	Pearl Izumi	Pro Forma Adjustments		Pro Forma Combined
NET SALES	$523,837	$49,372	$—		$573,209

COST OF SALES	279,043	25,482	—		304,525

Gross profit	244,794	23,890	—		268,684

OPERATING EXPENSES:
Selling and marketing	156,577	12,289	—		168,866
General and administrative	31,033	4,535	1,025	(A)	36,593
Research and development	6,754	1,790	—		8,544
Royalties	5,968	—	—		5,968

Total operating expenses	200,332	18,614	1,025		219,971

OPERATING INCOME	44,462	5,276	(1,025)		48,713

OTHER INCOME (EXPENSE):	1,185	(13)	(1,269	)(B)	(97)

INCOME BEFORE INCOME TAXES	45,647	5,263	(2,294)		48,616
					—
INCOME TAX EXPENSE	15,662	1,729	(826	)(C)	16,565

NET INCOME	$29,985	$3,534	$(1,468)		$32,051

BASIC EARNINGS PER SHARE	$0.92				$0.98

DILUTED EARNINGS PER SHARE	$0.90				$0.96

Weighted average shares outstanding:
Basic shares outstanding	32,756,766				32,756,766
Diluted shares outstanding	33,394,160				33,394,160

See notes to unaudited pro forma condensed combined statements of income

NAUTILUS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

(In Thousands)

The unaudited pro forma condensed combined statements of income give effect to the following unaudited pro forma adjustments:

A.	Identifiable intangible assets acquired are being amortized using the straight-line basis. The adjustment to reflect amortization expense is as follows:

	Year ended December 31, 2004	Six months ended June 30, 2005
Customer base (eight year life)	$425	$213
Developed technology (four year life)	600	300

Total	$1,025	$513

B.	To eliminate investment income earned on the cash consideration paid by Nautilus, Inc.

C.	Tax effect of adjustments A and B at the federal and state statutory rates.